                                 EXHIBIT J
                        PRIVATE PLACEMENT MEMORANDUM
                                 OF 1/15/96

                        PRIVATE PLACEMENT MEMORANDUM



                           Tampa Bay Corporation



                              ________________


                              $1.00 Per Share
                               Consisting of
                      1,700,000 Shares of Common Stock




                Minimum Investment: 10,000 Shares ($10,000)

                             TABLE OF CONTENTS



                                                              Page

COVER PAGE . . . . . . . . . . . . . . . . . . . . . . . . . . . . .1
NOTICES TO INVESTORS . . . . . . . . . . . . . . . . . . . . . . . .3
WHO MAY INVEST . . . . . . . . . . . . . . . . . . . . . . . . . . .4
SUMMARY OF THE OFFERING. . . . . . . . . . . . . . . . . . . . . . .6
THE COMPANY. . . . . . . . . . . . . . . . . . . . . . . . . . . . .8
RISK FACTORS . . . . . . . . . . . . . . . . . . . . . . . . . . . .9
DILUTION . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 11
ESTIMATED USE OF PROCEEDS. . . . . . . . . . . . . . . . . . . . . 11
MANAGEMENT . . . . . . . . . . . . . . . . . . . . . . . . . . . . 12
PRINCIPAL SHAREHOLDERS . . . . . . . . . . . . . . . . . . . . . . 12
DESCRIPTION OF COMMON STOCK. . . . . . . . . . . . . . . . . . . . 13
DIVIDEND POLICY. . . . . . . . . . . . . . . . . . . . . . . . . . 14
TERMS OF THE OFFERING. . . . . . . . . . . . . . . . . . . . . . . 14
PLAN OF PLACEMENT. . . . . . . . . . . . . . . . . . . . . . . . . 14
LITIGATION . . . . . . . . . . . . . . . . . . . . . . . . . . . . 14
LEGAL MATTERS. . . . . . . . . . . . . . . . . . . . . . . . . . . 14
ADDITIONAL INFORMATION . . . . . . . . . . . . . . . . . . . . . . 15
FINANCIAL STATEMENTS . . . . . . . . . . . . . . . . . . . . . . .F-1

EXHIBITS

     EXHIBIT A -    SUBSCRIPTION AGREEMENT



No part of this document may be reproduced, stored in a retrieval system or transmitted, in any form or by any means, electronic, mechanical, photocopying, recording or odlerwise, without the prior written permission of Company.

PRIVATE PLACEMENT MEMORANDUM                                Copy No. _________
----------------------------

                           TAMPA BAY CORPORATION
                              1,700,000 SHARES
                      OFFERING PRICE - $1.00 PER SHARE

                Minimum Investment: 10,000 Shares ($10,000)

     Company (the "Company") is offering 1,700,000 Shares (the "Shares"). The Shares are offered at a price of $1.00 per Share, with a minimum purchase of 10,000 Shares ($10,000). The Shares are offered for sale directly by the Company, subject to the terms and conditions set forth herein. See "TERMS OF THE OFFERING" and "PLAN OF PLACEMENT."

            THESE ARE SPECULATIVE SECURITIES AND INVOLVE A HIGH
                    DEGREE OF RISK. SEE "RISK FACTORS."

     The securities offered by this Memorandum have not been registered under the Securities Act of 1933, as amended (the "Securities Act"), and are offered for sale in reliance upon the exemption provided by, or pursuant to regulations promulgated under, Section 4(2), Regulation D, Rule 506 of such Act relating to transactions not involving a public offering. Because the securities are not registered under the Securities Act or the securities laws of any state, the investor must hold them indefinitely unless (i) they are registered under the Securities Act and any applicable state securities laws, (ii) the investor obtains an opinion of counsel satisfactory to the Company to the effect that registration is not required under the Securities Act and applicable state laws or (iii) the Company permits the sale, transfer, or other disposition of the securities by the investor as provided herein. No public market exists for any of the securities offered hereby and such a market for resale of these securities may never develop.

THE SECURITIES OFFERED HEREBY HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECUR1TIES COMMISSION NOR HAVE ANY OF THE FOREGOING AUTHORITIES PASSED UPON THE ACCURACY OR ADEQUACY OF THIS MEMORANDUM. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

IN MAKING AN INVESTMENT DECISION INVESTORS MUST RELY ON THEIR OWN EXAMINATION OF THE ISSUER AND THE TERMS OF THE OFFERING, INCLUDING THE MERITS AND RISKS INVOLVED. THESE SECURmES HAVE NOT BEEN RECOMMENDED OR APPROVED BY ANY FEDERAL OR STATE SECURITIES COMMISSION OR REGULATORY AUTHORITY. FURTHERMORE, THESE AUTHORITIES HAVE NOT PASSED UPON THE ACCURACY OR ADEQUACY OF THIS DOCUMENT. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.
______________________________________________________________________

                            Price to        Selling       Proceeds to
                            Investors   Commissions(1)    the Company
                            ---------   --------------    -----------

Per Share                   $     1.00       $0          $     1.00
Total Minimum Offering
 -0- Shares                 $        0       $0          $        0
Total Maximum Offering
 1,700,000 Shares           $1,700,000       $0          $1,700,000
______________________________________________________________________

(1) The Company is offering the Shares directly and no person is obligated to purchase any Shares. The Company may, in its discretion, accept subscriptions for Shares received through broker-dealers that are members of the National Association of Securities Dealers, Inc. ("NASD") and will, in connection with such sales, pay a commission of 0% of the price of each Shares sold, provided not fewer than 0 Shares (the "Minimum Offering") are sold in the offering. See "PLAN OF PLACEMENT. "

     The offering is made on a "best efforts, all-or-none" basis with respect to the Minimum Offering and on a "best efforts" basis with respect to the remaining Shares offered. See "TERMS OF THE OFFERING."

              The date of this Memorandum is January 15, 1996

     THIS OFFERING WILL BE WITHDRAWN ON JANUARY 15, 1997, UNLESS THE OFFERING IS EXTENDED ONE OR MORE TIMES BY THE COMPANY WITHOUT NOTICE TO SUBSCRIBERS TO A DATE NOT LATER THAN JANUARY 15, 1997 (THE "TERMINATION DATE ") AS PROVIDED HEREIN. See "TERMS OF THE OFFERING."
                   ______________________________________

     THIS MEMORANDUM DOES NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO PURCHASE THE SHARES IN ANY STATE OR TO ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION AND DOES NOT CONSTITUTE AN OFFER TO SELL OR SOLICITATION TO ANY MEMBER OF THE GENERAL PUBLIC. This Memorandum has been prepared solely for the benefit of investors interested in purchasing the Shares offered hereby. Any distribution of this Memorandum to any person other tban the recipient (or to those individuals whom he may retain to advise him with respect thereto) is unauthorized, and any reproduction of this Memorandum in whole or in part, or the divulgence of any of its contents without the prior written consent of the Company, is unauthorized and prohibited.

     The recipient, by accepting delivery of this Memorandum, agrees to return this Memorandum and all documents furnished herewith to the Company or its representatives if the recipient does not purchase any of the Shares offered hereby or if the offering is withdrawn or terminated.

     The delivery of this Memorandum at any time subsequent to the date hereof does not imply that the information contained herein is correct as of any time subsequent to the date of this Memorandum.
                  _______________________________________

     No dealer or salesperson has been authorized to give any information or make any representations or warranties, either express or implied, other than those that may be contained in this Memorandum or other documents included herein or in written supplements to this Memorandum and, if given or made, such information, representations and warranties must not be relied upon by any potential investor.

     During the course of the offering and prior to sale, each prospective investor and his purchaser representative(s), if any, are invited to ask questions of and obtain additional information from the Company and its directors concerning the terms and conditions of the offering, the Company and its of ficers and directors and any other relevant matters, including, but not limited to, additional information to verify the accuracy of the information set forth in the Memorandum. The Company will provide such information to the extent it is available or can be acquired without unreasonable effort or expense. Answers to questions and additional information may be given only by the Company and its duly authorized representatives. Information, representations or warranties received from any other person or in any other manner must not be relied upon as having been authorized by the Company.

     This Memorandum contains statements, believed to be accurate, based on certain documents, but reference is hereby made to the actual documents for complete information relating thereto. Copies of such documents are attached as exhibits to this Memorandum or are on file at the Company. All such statements are qualified in their entirety by this reference. All documents relating to this investment will be made available to any prospective subscriber and his purchaser representative(s) upon request.

                  ________________________________________

     The Shares are offered by the Company subject to receipt and acceptance of subscriptions, the right to reject any subscription in whole or in part, withdrawal, cancellation or modification of the offer without notice to investors and certain other conditions.

NOTICES TO ALL INVESTORS:

1. THESE SECURITIES ARE SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AND RESALE AND MAY NOT BE TRANSFERRED OR RESOLD EXCEPT AS PERMITTED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND THE APPLICABLE STATE SECURITIES LAWS, PURSUANT TO REGISTRATION OR EXEMPTION THEREFROM. INVESTORS SHOULD BE AWARE THAT THEY MAY BE REQUIRED TO BEAR THE FINANCIAL RISKS OF THIS INVESTMENT FOR AN INDEFINITE PERIOD OF TIME.

2. EXCEPT AS SET FORTH HEREIN, NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OR WARRANTIES, EITHER EXPRESS OR IMPLIED, OTHER THAN THOSE WHICH MAY BE CONTAINED HEREIN. IF MADE, SUCH INFORMATION MUST NOT BE RELIED UPON. NO STATEMENT CONTAINED HEREIN SHALL BE DEEMED TO MODIFY, SUPPLEMENT OR CONSTRUE IN ANY WAY THE PROVISIONS OF ANY DOCUMENTS ATTACHED HERETO AS EXHIBITS OR ANY OF THE LANGUAGE CONTAINED THEREIN, AND ANY STATEMENT MADE HEREIN WITH RESPECT TO ANY SUCH DOCUMENT IS QUALIFIED BY REFERENCE THERETO.

3. THESE SECURITIES ARE OFFERED SOLELY BY THIS CONFIDENTIAL PRIVATE PLACEMENT MEMORANDUM AND ARE SUBJECT TO PRIOR SALE. THE COMPANY RESERVES THE RIGHT, IN ITS SOLE DISCRETION, TO WITHDRAW OR MODIFY THIS OFFER WITHOUT PRIOR NOTICE OR TO REJECT ANY SUBSCRIPTION IN WHOLE OR IN PART OR TO ALLOT TO ANY PROSPECTIVE INVESTOR FEWER THAN THE INTERESTS APPLIED FOR BY SUCH INVESTOR.

4. AN INVESTMENT IN THE COMMON STOCK INVOLVES A HIGH DEGREE OF RISK. (SEE "RISK FACTORS") THESE RISK FACTORS INCLUDE, AMONG OTHER RISKS, THE
FOLLOWING:

     A. THERE IS LIMITED MARKET FOR RESALE OF THE STOCK; HOWEVER, THERE ARE NO ASSURANCES THAT THIS MARKET WILL EXIST WHEN THE INVESTOR DESIRES TO LIQUIDATE. IN ADDITION, TRANSFERABILITY OF THE STOCK IS RESTRICTED AND INVESTORS MAY FIND IT DIFFICULT OR IMPOSSIBLE TO LIQUIDATE THEIR INVESTMENT AT A TIME WHEN THEY MAY DESIRE TO DO SO. INVESTORS MAY, THEREFORE, BE REQUIRED TO BEAR THE ECONOMIC RISKS OF THIS INVESTMENT FOR AN INDEFINITE PERIOD OF TIME. ANY SALE OR TRANSFER OF THE STOCK OR NOTES MAY ALSO RESULT IN ADVERSE TAX CONSEQUENCES.

     B. THIS OFFERING INVOLVES SUBSTANTIAL RISKS INHERENT IN ANY BUSINESS WHICH IS A START-UP AND, IN PARTICULAR, A BUSINESS WHICH IS DEPENDENT UPON THE COMMERCIAL SUCCESS OF UNTESTED PRODUCTS.

5. NO OFFERING LITERATURE OR ADVERTISING IN WHATEVER FORM IS AUTHORIZED FOR USE IN CONNECTION WITH THIS OFFERING EXCEPT THIS CONFIDENTIAL PRIVATE PLACEMENT MEMORANDUM AND THE DOCUMENTS LISTED HEREIN. NO PERSON OR SALESMAN HAS BEEN AUTHORIZED TO MAKE ANY REPRESENTATION OR GIVE ANY INFORMATION WITH RESPECT TO THESE INVESTMENT SHARES, EXCEPT THE INFORMATION CONTAINED IN SUCH DOCUMENTS. ONLY THOSE REPRESENTATIONS EXPRESSLY SET FORTH IN SUCH DOCUMENTS MAY BE RELIED UPON IN CONNECTION WITH THE OFFERING OF THESE INVESTMENT SHARES.

                               WHO MAY INVEST


     The Shares are being offered through this Memorandum without registration under the Securities Act pursuant to the exemption from the registration requirements of such Act provided by Section 4(2) thereof and Rule 506 of Regulation D promulgated thereunder. Rule 506 restricts the number and nature of purchasers of securities offered parsuant to the Rule.


QUALIFIED PURCHASERS

     In order for the Company to qualify its offering as a Rule 506 offering, it will sell Shares to no more than 35 "Non-Accredited Investors" who meet certain suitability requirements, in the sole discretion of the Company, and to any number of additional "Accredited Investors," as such term is defined in Rule 501(a) of Regulation D.


GENERAL SUITABILITY STANDARDS

     The Shares will be sold only to a person:
     -----------------------------------------

     (i) who makes a minimum purchase of 10,000 Shares for $10,000, unless the Company, in its sole discretion, permits the purchase of fewer Shares;

     (ii) who complies with the terms of the Subscription Agreement;

     (iii) who represents that they have been furnished and have carefully read and relied solely on the information contained in this Memorandum, including all exhibits, amendments and supplements hereto;

     (iv) who either:

          (a) represents in writing that they qualify as an Accredited
     Investor OR

          (b) if they are a Non-Accredited Investor, demonstrates in the Subscription Agreement that they, either alone or with their Purchaser Representative(s), has such knowledge and experience in financial and business matters that they are capable of evaluating the merits and risks of an investment in the Shares (investors will also be required to provide the Company with any additional information or documentation that may be required to verify such qualifications);

     (v) whose overall commitment to investments which are not readily marketable is not disproportionate to their net worth, and whose acquisition of the Shares will not cause such overall commitment to become excessive; and

     (vi) who has no need for liquidity with respect to their investment in the Shares and is capable of suffering the loss of their entire investment in any Shares purchased.


ACCREDITED INVESTORS

     Accredited Investor is defined in the Securities Act of 1933, Rule 501(a) and shall mean any person who comes within any of he following categories, or who the issuer reasonably believes comes within any of the following categories, at the time of the sale of the securities to that person:

     (1) BANK, BROKER, INSURANCE COMPANY, INVESTMENT COMPANY, SMALL BUSINESS INVESTMENT COMPANY, STATE PLAN, OR EMPLOYEE BENEFIT PLAN. Any bank as defined in section 3(a)(2) of the Act, or any savings and loan association or other institution as defined in section 3(a)(5)(A) of the Act whether acting in its individual or fiduciary capacity; any broker or dealer registered pursuant to section 15 of the Securities Exchange act of 1934; any insurance company as defined in section 2(13) of the Act; any investment company registered under the Investment Company Act of 1940 or a business development company as defined in section 2(a)(48) of that Act; any Small Business investment Company licensed by the U.S.
Small Business Administration under section 301(c) or (d) of the Small Business Investment Act of 1958; and plan established and maintained by a state, its political subdivisions, or any agency or instrumentality of a state or its political subdivisions, for the benefit of its employees, if such plan has total assets in excess of $5,000,000; any employee benefit plan within the meaning of the Employee Retirement Income Security Act of 1974, if the investment decision is made by a plan fiduciary, as defined in section 3(21) of such act, which is cither a baok, savings and loan association, insuranco company, or registered investment adviser, or i\f the employee benefit plan has total assets in excess of $5,000,000 or, if a self-directed plan, with investment decisions made solely by persons that are accredited investors;

     (2) PRIVATE BUSINESS DEVELOPMENT COMPANY. Any private business development company as defmed in section 202(a)(22) of the Investment Advisers Act of 1940;

     (3) ORGANIZATION, PARTNERSHIP, CORPORATE OR OTHER ENTITY INVESTOR.
Any organization described in section 50l(c)(3) of the Internal Revenue Code, corporation, Massachusetts or similar business trust, or partnership, not formed for the specific purpose of acquiring the securities offered, with total assets in excess of $5,000,000;

     (4) OFFICER OF ISSUER. Any director, executive officer, or general partner of the issuer of the securities being offered or sold, or any director, executive officer, or general partner of a general partner of that issuer;

     (5) $1,000,000 NET WORTH. Any natural person whose individual net worth, or joint net worth with that person's spouse, at the time of this purchase exceeds $1,000,000;

     (6) $200,000 INCOME. Any natural person who had individual income in excess of $200,000 in each of the two most recent years or joint income with that person's spouse in excess of $300,000 in each of those years and has a reasonable expectation of reaching the same level of income in the current year;

     (7) TRUST. Any trust, with total assets in excess of $5,000,000 not formed for the specific purpose of acquiring the securities offered, whose purchase is directed by a sophisticated person as described in Rule 506(b)(2)(ii); and

     (8) ENTITY. Any entity in which all of the equity owners are accredited investors.


GENERAL REQUIREMENTS

     A breach of an investor of any of its representations made to the Company in the Subscription Agreement which results in a loss by the Company of its registration exemption provided by Regulation D will cause such investor to be liable to the Company for all damages and losses proximately caused thereby.

     The bases for establishing the foregoing standards include the relative lack of liquidity of the Shares and the risks inherent in an investment in the Company. The foregoing standards represent minimum requirements for a prospective purchaser and the Company reserves the right to reject any subscription notwithstanding compliance with these standards. Shares may also be sold to corporations, partnerships, trusts and other entities meeting the foregoing requirements.

     Certain states in which the Company may qualify its Shares for sale may establish suitability standards and minimum purchase requirements more restrictive than those set by the Company. Those requirements, if any, will be set forth in a supplement to this Memorandum.

                          SUMMARY OF THE OFFERING

     The following material is intended to summarize information contained elsewhere in this Memorandum. This summary is qualified in its entirety by express reference to the Memorandum and the exhibits referred to therein. Each prospective investor is urged to read this Memorandum in its entirety.

THE COMPANY

     Tampa Bay Corporation ("Company") was incorporated under the laws of the State of Nevada on March 18, 1987. The Company is a holding company for acquired companies.

     On October 4, 1995, the Company incorporated Tampa Sun, Inc., a Nevada corporation, as a wholly owned subsidiary, for the purpose of producing, marketing and distributing CD-ROM programs.

     On October 31, 1995, the Company entered into a Purchase Agreement whereby the Company agreed to purchase the exclusive world wide marketing rights for certain health and nutritional products, as well as environmentally friendly disinfectant products. The Company issued 800,000 Shares of the Company's common stock in this transaction. The Company incorporated two wholly owned subsidiaries for the express purpose of managing the aforementioned products. Lifeline, Inc., a Nevada corporation, was incorporated on October 6, 1995 and Axion Corporation, a Nevada corporation, was incorporated on January 2, 1996.

     Also, on October 31, 1995, the Board of Directors resolved to issue 5,000 Shares of the Company's Common Stock, per year, for each Director, as compensation for services rendered for the Company.

     On November 8, 1995, the Company filed a Form D, Notice of Sale of Securities Pursuant to Regulation D, Section 4(60), and/or Uniform Limited Offering Exemption with the Securities and Exchange Commission, to raise up to $200,000 by issuing up to 4,000,000 shares of common stock at $0.05 per share.

     On November 29, 1995, the Company amended its Articles of
Incorporation to authorize 50,000,000 shares of $0.001 par value common stock and 5,000,000 shares of $0.25 par value preferred stock.

     On December 4, 1995, the Company entered in to an Agreement and Plan of Reorganization with Sun Broadcasting Systems, Inc., and its sole shareholder, Greg McDonald. The Company issued 2,000,000 Shares of its Common Stock, along with future cash payments of $ 1,700,000 in exchange for 100% of the stock of Sun Broadcasting Systems, Inc. See-"The Company".


THE OFFERING

     Shares Offered           1,700,000
     --------------

     Offering Price           $ 1.00 Per Shares
     --------------

     Common Stock Now Outstanding       8,907,100
     ----------------------------

     Common Stock Options Pending       -0-
     ----------------------------

     Common Stock to be Outstanding After the Offering
     -------------------------------------------------

          MINIMUM OFFERING:         8,907,100
          MAXIMUM OFFERING:        10,607,100

     Estimated Net Proceeds of the Offering
     --------------------------------------

          MINIMUM OFFERING:        $       -0-
          MAXIMUM OFFERING:        $ 1,700,000

USE OF PROCEEDS

     The Company plans to use the proceeds from this Offering to satisfy the $1,500,000 Note Payable which is outstanding as per the Agreement and Plan of Reorganization,; whereas, the Company acquired 100% of the stock of Sun Broadcasting Systems, Inc. In addition, the Company will cover overhead costs of approximately $50,000 per montSh for four months, or $200,000. See --"ESTIMATED USE OF PROCEEDS."


NEED FOR ADDITIONAL CAPITAL AND CAPITAL FORMATION PLAN

     Even if all or substantially all of the Shares offered hereunder are sold, the Company may be dependent upon, among other things, the receipt of additional capital. The Company plans to seek the additional financing it will require through the sale of additional debt or equity securities, through venture capital or through strategic partnerships. There is no assurance that such additional financing will be available when required in order to proceed with the business plan and complete preparations to commence operations. See "RISK FACTORS - Dependence Upon Offering Proceeds and Need for Additional Capital."


RISK FACTORS

     Investment in the Common Stock involves a high degree of risk. Potential investors should carefully consider the information under the caption, "RISK FACTORS."


SUMMARY BALANCE SHEET DATA

                            December 31, 1995       Adjusted (2)
                            ----------------        ------------
                                                     (Unaudited)


Total assets (1)                $4,167,423          $5,867,423
Total liabilities (1)            1,826,274           1,826,274
Shareholders' equity             2,341,149           4,041,149

____________________

(1) The assets and liabilities are detailed in the Financial Statements.

(2) As adjusted to give effect to the receipt and initial application of the net proceeds of the sale of all 1,700,000 Shares offered by this Memorandum in the amount of $1,700,000.

                                THE COMPANY

     Tampa Bay Corporation ("Company") was incorporated under the laws of the State of Nevada on March 18, 1987. The Company is a holding company for acquired companies. Currently, the Company has four subsidiaries: Tampa Sun, Inc., Sun Broadcasting Systems, Inc., Lifeline, Inc. and Axion Corporation. The Company maintains its executive offices at 2519 E. Thomas Road, Suite C, in Phoenix, AZ 85016.

     On October 4, 1995, the Company incorporated Tampa Sun, Inc., (Tampa
Sun) a Nevada corporation, as a wholly owned subsidiary, for the purpose of producing, marketing and distributing CD-ROM programs. Tampa Sun was formed to take advantage of selected "niche" segments of the CD-ROM publishing industry, in an encyclopedia format. Featuring, the complete histories of such musical legends as Roy Orbison, Ricky Nelson, Church Berry and Fats Domino. This unique CD can be played on any CD player or CD-ROM drive found on most computers. These interactive histories will encompass al aspects of the featured performers lives. Video clips from concerts, photos, snapshots and other memorabilia may also be included. The CD-ROM industry is experiencing a rising demand for its products. Not only in computer hardware and software retail outlets, but in national chain bookstores, also. Tampa Sun maintains its offices at Sun Broadcasting Systems, Inc.'s Studios in Palm Springs, California.

     Lifeline, Inc. (Lifeline) was incorporated under the laws of the State of Nevada on November 6, 199, as a wholly owned subsidiary of the Company. Lifeline was formed for the purpose of marketing and distributing the SlimDown 2000 Dietary Supplement Line. The SlimDown 2000 Line is a naturally derived nutritional supplement, designed to lower fat, cholesterol and triglyceride, by bonding them together in the intestines, thereby preventing them from being absorbed in to the blood stream.

     Axion Corporation (Axion) was incorporated under the laws of the State of Nevada on January 2, 1996, as a wholly owned she purpose of marketing and distributing environmentally friendly disinfectant products.

     The Company acquired Sun Broadcasting Systems, Inc. ("Sun") on December 4,1 995. Sun is a multi-dimensional audio and video production facility located in the City of Palm Springs, California. The facility houses a production-ready sound stage, a 24-track digital recording studio and fully-equipped video editing bays for both on-and off-line analog and digital editing.

     From inception, Sun has served as a physical base for a broad range of audio and video production activities ranging from the recording and mixing of both studio-generated and "live performance" master sound recordings embodying the performances of well-known popular recording artists; to the production of standard length radio and television commercials, long-form broadcast advertisements known as so-called ainfomericals", television specials and continuing series for the global terrestrial, cable, satellite television and home video markets.

     It is Sun's objective to utilize its studio and facilities as a catalyst to continue to create further and additional audio, video and electronically interactive products which it may own, co-own or otherwise control for the purpose of thereafter commercially exploiting the same and all of the ancillary and allied rights therein throughout the broadest possible territory, for the longest possible period of time and on the most economical basis in order to create revenue streams resultant of the original production.

     Sun's management has been in the business of creating, developing or otherwise acquiring rights to audio and video properties and thereafter either directly or indirectly exploiting them in a wide array of media, in major and minor geographic territories around the world. In addition to manufacturing or causing to be manufactured traditional audio and video matrices such as music cassettes, compact discs, video cassettes and video discs, Sun's management believes that the Company can best enhance its market share, revenues and profitability by exploiting the entertainment properties it is able to own and/or control by making them available directly or indirectly to consumers via emerging technologies such as the Internet and so-called interactive electronic publishing services as the same become established means of mass consumption in both established and emerging global markets. Sun believes that as new and more efficient media are developed to deliver entertainment and information to the consumer, the expanding library it anticipates establishing will grow in value.

     Because Sun has and continues to acquire a wide variety of diverse entertainment properties, it is not reliant upon any particular property or type of property geared to any particular market segment or geographical area. Sun's business is not seasonal. Though no business is entirely immune to downturns in the world, national or local economics, Sun believes that the entertainment business in general and its business in particular are particularly well-suited to weathering such inevitable periods of economic slowdown.

     Sun is not dependent upon any single customer for the majority of its business revenues. It utilizes a wide variety of independent distributors of entertainment software to distribute its products around the world in the tr,aditional wholesale and direct-to-consumer markets around the world. The terms of such distribution arrangements are as rule set forth in the terms of written licensing agreements under which Sun as licensor grants to the distributor as licensee, certain limited manufacturmg, distribution and marketing right to products which are derivathe of Suns' master recordings. Such rights are generally limited by time, territory and the methods of permitted commercial exploitation to be employed by the licensee/distributor. By segmenting such rights and markets, Sun is able to enhance the revenues derived from the Masters and its rights therein.

     Sun's facilities are located at 1000 E. Tahquitz Canyon Way in Palm Springs, California.


                                RISK FACTORS

     Investment in the Company involves a number of risks. In addition to the risks and investment considerations discussed elsewhere in the Memorandum, the following factors should be considered prior to purchasing the Shares offered through this Memorandum:


                              SUMMARY OF RISKS


GENERAL

     The economic success of an investment in the Shares depends, to a large degree, upon many factors over which the Company has no control. These factors include general economic, industrial and international conditions; inflation or deflation; fluctuation in interest rates; the availability of, and fluctuations in, the money supply, the Company's competition; and governmental regulations.


SPECULATIVE INVESTMENT

     The Shares are a very speculative investment. Although the Company is confident it will succeed in its endeavors, Investors could lose their entire investment.


MANAGEMENT AND OPERATION EXPERIENCE

     The Company's officers, directors and other personnel have engaged in a variety of businesses and have been involved in business financing, operations and marketing, but their experience in these fields in limited. There is no assurance that such experience will result in the success for the Company.


OTHER RISKS

     No assurance can be given that the Company will be successful in achieving its stated objectives, that the Company's business, once business is undertaken by the Company, will generate cash sufficient to operate the business of the Company or that other parties entering into agreements relating to the Company's business will meet their respective obligations.




PAID IN CAPITAL HAS FUNDED OPERATIONS

     Much of the operating capital of the company over the past 6 months has come from cash paid in by principle shareholders. The Company has not been profitable in the past 6 months nor has it generated sufficient capital to cover the on-going operating expenses.


DEPENDENCE UPON OFFERING PROCEEDS AND NEED FOR ADDITIONAL CAPITAL

     There is no assurance that such additional financing will be available when required in order to proceed with the business plan or that the Company's ability to respond to competition or changes in the market place. If the Company is unsuccessful in securing the additional capital needed to continue operations within the time required, the Company will not be in a position to continue operations and the purchasers of Shares in this offering may lose their entire investment.


IMMEDIATE AND SUBSTANTIAL DILUTION

     The purchasers of the Shares being offered hereby will furnish a substantial portion of the Company's initial capital. Therefore the capital invested by the purchasers of the Shares will be at risk immediately in the business of the Company. Even if all Shares offered hereunder are sold, the investors in the Shares should assume that the shares of Common Stock will have only a nominal book value. See "DILUTION."


LIMITED TRANSFERABILITY AND LIQUIDITY

     In order to satisfy the requirements of the exemptions from registration under the Securities Act and the various applicable state securities laws, each subscriber must acquire his Common Stock for investment purposes only and not with a view to distribution or resale. Consequently, certain conditions of such federal and state securities laws must be satisfied prior to any disposition of the securities. Some of these conditions may include a minimum holding period, availability of certain reports, including financial statements, from the Company, limitation on the percentage of the securities sold and the manner in which tfer or other disposition unless it receives an opinion of counsel provided at the shareholder's expense, in a form satisfactory to the Company, stating that the proposed sale, transfer or other disposition will not result in a violation of the applicable federal and state securities laws and regulations or other applicable federal and state laws and regulations. It is unlikely that Rule 144, which permits sales of unregistered securities under certain conditions, will be available to the shareholders of the Company. No public market exists for the Common Stock, and no assurances can be given that such a market for the resale of such securities will develop. Consequently, owners of the securities may have to hold them indefinitely and may not be able to liquidate their investment in the Company or pledge such securities as collateral for a loan in the event of an emergency.


DIVIDENDS

     The Company's Board of Directors presently intends to cause the Company to follow a policy of retaining earnings, if any, for the purpose of increasing the net worth and resenes of the Company. Therefore, there can be no assurance that any holder of Common Stock will receive any cash, stock or other dividends on his shares of Common Stock. Future dividends on Common Stock, if any, will depend on future earnings, financing requirements and other factors.


ARBITRARY DETERMINATION OF OFFERING PRICE

     The offering price of the Common Stock was arbitrarily set by the Company. No independent investment banking firm was retained to assist in determining the offering price. No market exists for the Common Stock of the Company and there can be no assurance that a trading market will develop for the Common Stock in the future. The offering price of the Common Stock may not bear any relation to the actual value of the Common Stock. Among the factors considered in determining the price were estimates of the prospects of the Company, the background and capital contributions of Management and currentd the data processing industry. There is, however, no relationship between the offering price of the Common Stock and the Company's assets, earnings, book value or any other objective criteria of value. See "PLAN OF PLACEMENT."

ADDITIONAL SECURITIES AVAILABLE FOR ISSUANCE

     The Company's Certificate of Incorporation, as amended on November 29, 1995, authorizes the issuance of 50,000,000 shares of Common Stock, and 5,000,000 shares of Preferred Stock. At this time, 8,907,100 shares of Common Stock have been issued. Accordingly, shareholders, including those purchasing the shares offered with the sale of these Shares, will be dependent upon the judgment of management in connection with the future issuance and sale of shares of the Company's capital stock, in the event purchasers can be found for such securities.


                                  DILUTION

     As of December 31, 1996, the Company had issued 8,907,100 shares of Common Stock and the net tangible book value per share of the Common Stock (the Company's net tangible assets less its liabilities divided by the number of shares of Common Stock then outstanding) was $.44 per share of Common Stock. After giving effect to the receipt of the estimated net proceeds from the sale of all of the Shares, and assuming that the offering price of the Shares is $1.00 per Share, the purchasers will have paid a total of $ 1,700,000 for 1,700,000 shares of Common Stock and the net tangible book value of the Company's presently outstanding shares will increase to $.53 per share. The investors will experience a corresponding dilution of $ .47 per share from the offering price. If a smaller number of Shares is sold, the dilution to the investors will be greater than that indicated above as indicated in the table below.

     "Dilution" is normally defined as the difference between the offering price per share of Common Stock and the net tangible book value per share of Common Stock immediately after the offering. The following table illustrates the per share dilution to new investors:



                                                  Minimum     Maximum
                                                 Offering    Offering
                                                 --------    --------

  Offering Price per share . . . . . . . . . . .   $1.00      $1.00
     Net tangible book value per share
      before offering. . . . . . . . . . . . . .   $ .44      $ .44
     Increase in net tangible book value per
      share attributable to investors
      purchasing in this offering. . . . . . . .   $   0      $ .09
  Pro forma net tangible book value per share
  after offering . . . . . . . . . . . . . . . .   $ .44      $ .53
                                                   -----      -----
  Dilution per share . . . . . . . . . . . . . .   $   0      $ .47
                                                   =====      =====

                         ESTIMATED USE OF PROCEEDS

     The net proceeds of the sale of all of the Shares will be $ 1,700,000.

     The Company plans to use the proceeds from this Offering to satisfy the $1,700,000 Note Payable which is outstanding as per the Agreement and Plan of Reorganization; whereas, the Company acquired 100% of the stock of Sun Broadcasting Systems, Inc.

     Item                                                  Amount
     ----                                                  ------
Note Payable - Acquisition of
 Sun Broadcasting Systems, Inc.                         $ 1,500,000
Overhead (4 Months at $50,000 per month)                    200,000
                                                        -----------
                                                        $ 1,700,000

     Even if all the Shares offered hereunder are sold, the Company may require additional capital in order to fund continued development activities and capital expenditures that must be made. The Company's business plan is based on the premise that additional funding will be obtained through funds generated from operations, the exercising of the warrants by shareholders, additional offerings of its securities, or other arrangements. There can be no assurances that any securities offerings will take place in the future, or that funds sufficient to meet any of the foregoing needs or plans will be raised from operations or any other source.

                                 MANAGEMENT

DIRECTORS AND EXECUTIVE OFFICERS

     Name                Position
     ----                --------

William Brin             President & Director
Randall Howard           Interim Secretary & Director
Lawrence Olson           Director
Jeffrey Taylor           Director


EXECUTIVE COMPENSATION

     At the present time no Officer or Director receives any compensation for their services. However, The Board of Directors passed a resolution on October 31, 1995; whereby, the Company issue 5,000 Shares of the Company's Common Stock, per year, for each Director, as compensation for services rendered for the Company.


EMPLOYMENT AND CONSULTING AGREEMENTS

     At the present time there are no Employment or Consulting Agreements under negotiation.


STOCK OPTIONS

     Management intends to propose that the Board of Directors and Stockholders of the Company adopt an Incentive Stock Option Plan (the "Plan") to govern options which may be granted to employees of the Company. Shares covered by the Plan will not exceed 10% of the outstanding capital stock of the Company. The Plan would be administered by a compensation committee of the Company's Board of Directors.


                           PRINCIPAL SHAREHOLDERS

     The following table sets forth as of the date of this Memorandum the amount of the Company's Common Stock beneficially owned by each officer and director of the Company and by each person owning more than five percent of any class of the Company's voting securities. As of the date of the Memorandum, there are no other equity securities of the Company outstanding, other than the Common Stock.

                            Before Offering          After Offering
                         Number      Percent      Number      Percent
Name                    of Shares   of Class     Of Shares    of Class
----                    ---------   --------     ---------   ---------

Equity Investors, Inc.    675,000       8%         675,000       7%
NOIR Intertrade           763,000       9%         763,000       8%
Wilco                     425,000       5%         425,000       5%
Greg McDonald           2,000,000      23%       2,000,000      19%
William Brin               50,000      .6%          50,000      .5%
Lawrence Olson            300,000       4%         300,000       3%

                        DESCRIPTION OF COMMON STOCK

COMMON STOCK

    Holders of the Common Stock are entitled to one vote for each share held by them of record on the books of the Company in all matters to be voted on by the stockholders. Holders of Common Stock are entitled to receive such dividends as may be declared from time to time by the Board of Directors out of funds legally available, and in the event of liquidation, dissolution or winding up of the Company, to share ratably in all assets remaining after payment of liabilities. Declaration of dividends on Common Stock is subject to the discretion of the Board of Directors and will depend upon a number of factors, including the future earnings, capital requirements and financial condition of the Company. The Company has not declared dividends on its Common Stock in the past and the management currently anticipates that retained earnings, if any, in the future will be applied to the expansion and development of the Company rather than the payment of dividends.

    The holders of Common Stock have no preemptive or conversion rights and are not subject to further calls or assessments by the Company. There are no redemption or sinking fund provisions applicable to the Common Stock. The Common Stock currently outstanding is, and the Common Stock offered by the Company hereby will, when issued, be validly issued, fully paid and nonassessable.


WARRANTS

    There are no warrants outstanding at this time.


LIMITATION OF DIRECTORS' LIABILITY

    The Company's Certificate of Incorporation eliminates, subject to certain exceptions, the personal liability of directors to the Company or its stockholders from monetary damages for breaches of fiduciary duty by such directors. The Certificate of Incorporation does not provide for the elimination of or any limitation on the personal liability of directors for
(i) any breach of the director's duty of loyalty to the Company or its stockholders, (ii) acts or omissions not in good faith or which involve intentional misconductrate distributions, or (iv) any transaction from which such director derives an improper personal benefit. This provision of the Certificate of Incorporation will limit the remedies available to a stockholder who is dissatisfied with a decision of the Board of Directors protected by this provision; such stockholders' only remedy may be to bring a suit to prevent the action of the Board. This remedy may not be effective in many situations because stockholders are often unaware of a transaction or event prior to Board action in respect of such transaction or event. In these cases, the stockholders and the Company could be injured by a Board's decision and have no effective remedy.


SECURITIES RESTRICTIONS

    Purchasers of the Shares of Common Stock offered hereby must be aware of the long-term nature of their investment and be able to bear the economic risk of their investment for an indefinite period of time. There is no public trading market for the shares of Common Stock and there can be no assurance that any such market will develop in the foreseeable future. The Shares of Common Stock have not been registered under the Securities Act or the securities laws of any state. The right of any purchaser to sell, transfer, pledge or otherwise dispose of such securities is limited by the Securities Act and state securities laws and the regulations promulgated thereunder. The Company's stock transfer records will reflect "stop transfer" restrictions with respect to its Common Stock and the certificates representing such securities will bear the following legend:

THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 OR ANY APPLICABLE STATE SECURITIES LAWS, AND THEY MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED, PLEDGED OR HYPOTHECATED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND UNDER ANY APPLICABLE STATE SECURITIES LAWS, OR AN OPINION OF COUNSEL, SATISFACTORY TO THE COMPANY, THAT AN EXEMPTION FROM SUCH REGISTRATION IS AVAILABLE.

ANTIDILUTION PROVISION

    The conversion price from time to time in effect shall be subject to adjustment from time to time as follows:

    (1) In case the corporation shall at any time subdivide the outstanding shares of common stock, or shall issue a stock dividend on its outstanding common stock, the conversion price in effect immediately prior to such subdivision or the issuance of such dividend shall be proportionately decreased, and in case the corporation shall at any time combine the outstanding shares of common stock, the conversion price in effect immediately prior to such combination shall be proportionately increased, effective at the close of business on the date of such subdivision, dividend or combination, as the case may be.

    (2) The conversion price will be adjusted for dividends or distributions on common stock payable in company stock; subdivisions, combinations or certain reclassifications of common stock; distributions to all holders of common stock of certain rights to purchase common stock at less than current market price at the time; distributions to such holders of assets or debt securities of the Company or certain rights to purchase securities of the Company (excluding cash dividends or distributions from current or retained earnings). However, no adjustment need be made if security holders may participate in the transaction or in certain other cases.


                              DIVIDEND POLICY

    The Company's Board of Directors presently intends to cause the Company to follow a policy of retaining earnings, if any, for the purpose of increasing the net worth and reserves of the Company. Therefore, there can be no assurance that any holder of Common Stock will receive any cash, stock or other dividends on his shares of Common Stock. To date, the Company has neither declared nor paid any dividends on its Common Stock nor does the Company anticipate that dividends will be paid in the foreseeable future. Rather, the Company intends to apply earnings to the expansion and development of its business.


                           TERMS OF THE OFFERING


                             PLAN OF PLACEMENT

    The Shares are offered directly by the Company in accordance with the terms and conditions set forth in this Memorandum. The Company offers the Shares on a "best efforts, all-or-none" basis with respect to the Minimum Offering and on a "best efforts" basis with respect to the remaining Shares offered, which means that no person or participating dealer is obligated to purchase any Shares. The Company will use its best efforts to sell the Shares to investors. There can be no assurance that all or any of the Shares offered hereunder will be sold.

    The Company may, in its discretion, accept subscriptions for Shares received through broker-dealers that are members of the National Association of Securities Dealers, Inc. ("NASD") and will, in connection with such sales, pay a commission of 10% of the price of each Shares sold, provided not less than the Minimum Offering is sold in the offering.


                                 LITIGATION

    There are no pending legal proceedings to which the Company is a party.


                               LEGAL MATTERS

    Gary R. Blume, Esquire, 11801 Norlh Tatum Boulevard, Suite 108, Phoenix, Arizona 85028, will pass upon certain matters for the Company.

                           ADDITIONAL INFORMATION

    In the opinion of the Board of Directors of the Company, this Memorandum contains a fair presentation of the subjects discussed herein and does not contain a misstatement of a material fact or fail to state a material fact necessary to make any statements made herein not misleading. Persons to whom offers are made will be furnished with such additional information concerning the Company and other matters discussed herein as they, or their purchaser representative or other advisors, may reasonably request. The Company shall, to the extent such information is available or can be acquired without unreasonable effort or expense, endeavor to provide the information to such persons. All offerees are urged to make such personal investigations, inspections or inquiries as they deem appropriate.

                                  ADDENDUM

                             SEPTEMBER 20, 1996















    This Addendum should be attached and made a part of the Private Placement Memorandum dated January 15, 1996.

                           TAMPA BAY CORPORATION

    These changes are to be made a part of the Private Placement Memorandum dated January 15, 1996.


                         SUMMARY BALANCE SHEET DATA
                             (Refer to Page 7)


                           December 31, 1995     Adjusted (2)
                           -----------------     ------------
                                                  (Unaudited)

Total Assets (1)              $4,167,423          $5,867,423
Total Liabilities (2)          1,826,274             326,274
Shareholders' Equity           2,341,149           5,541,149

(1)  The assets and liabilities are detailed in the Financial Statements.

(2) As adjusted to give effect to the receipt and initial application of the net proceeds of the sale of all 1,700,000 Shares offered by the Memorandum in the amount of $1,700,000.


                         ESTIMATED USE OF PROCEEDS
                             (Refer to Page 11)

     As of this date, the Company has received $350,000 from the sale of securities offered in the Memorandum. The Use of Proceeds hereafter clarified related to the remaining $1,350,000 or 1,350,000 Shares, providing the remaining 1,350,000 Shares offered in the Memorandum are sold.

          Item                                  Amount
          ----                                  ------
Commissions (15%)                            $  255,000
Reality Entertainment, Subsidiary               850,000
Working Capital                                 245,000
                                             ----------
                                             $1,350,000


     Even if all the Shares offered hereunder are sold, the Company may require additional capital in order to fund continued development activities and capital expenditures that must be made. The Company's business plan is based on the premise that all additional funding will be obtained through funds generated from operation, the exercising of the warrants by shareholders, additional offerings of its securities, or other arrangements. There can be no assurances that any securities offerings will take place in the future, or that funds sufficient to meet any of the foregoing needs or plans will be raised from operations or any other source.

                                 MANAGEMENT
                             (Refer to Page 12)

DIRECTORS AND EXECUTIVE OFFICERS

Name                     Position                            Term
----                     --------                            ----

Russ Regan               C.E.O. & Chairman of the Board      5/96
George Jouflas           President & Director                5/96
Morton Downey, Jr.       Director                            3/96
Andrew Croson            Secretary/Treasurer & Director      3/96
Jeffrey Taylor           Vice President & Director           9/95
Michael Simmons          Director                            5/96
John Hyde                Director                            6/96
Gray Frederickson        Director                            6/96


                           PRINCIPAL SHAREHOLDERS
                             (Refer to Page 12)

     The following table sets forth as of this date the amount of the Company's Common Stock beneficially owned by each officer and director of the Company and by each person owning more than five percent of any class of the Company's voting securities. As of this date, there are 10,000 Shares of Preferred Stock outstanding. These Preferred Shares are owned by Equity Investors, Inc. The following numbers and percentages are based on the total number of shares currently outstanding. The total number of shares outstanding as of this date is 10,580,793.

                            Before Offering          After Offering
                         Number      Percent      Number      Percent
Name                    of Shares   of Class     Of Shares    of Class
----                    ---------   --------     ---------   ---------

Equity Investors        1,236,310    11.7%       1,236,310    10.4%
Greg McDonald           2,000,000    18.9%       2,000,000    16.7%
Russ Regan                460,000     4.3%         460,000     3.9%
 (aka Harold Rustigian)
Michael Simmons           510,000     4.8%         510,000     4.3%
George Jouflas             10,000      .1%          10,000     .08%
Doug Swartz                     0       0%               0       0%
Gray Frederickson          10,000      .1%          10,000     .08%
John Hyde                  10,000      .1%          10,000     .08%
Jeffrey Taylor             10,000      .1%          10,000     .08%